Exhibit 3.982

File		Date Paid	[ILLEGIBLE]
in		Initial-License Fee	$	[ILLEGIBLE]
Duplicate		Franchise Tax	$	[ILLEGIBLE]
	FORM BCA-47	Filing Fee	$	[ILLEGIBLE]
	ARTICLES OF INCORPORATION	Clerk	[ILLEGIBLE]

TO: [ILLEGIBLE], Secretary of State
The name and address of the incorporators are as follows:

Name	Number	Street	City	State	Zip Code

David R. Bledsoe	17201	20th Avenue North,	East Moline,	IL	61244
The above named incorporators, being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation hereby incorporated is: Upper Rock Island County Landfill, Inc.
ARTICLE TWO
The name and address of the initial registered agent and registered office are:
Registered agent Robert J. Noe
Registered office (P.O. Box 659) 1630 Fifth Avenue
City, Zip code, County Moline 61263 Rock Island
ARTICLE THREE
The duration of the corporation is ☑ perpetual OR                      years
ARTICLE FOUR
The purposes for which the corporation is organized are: to purchase, lease and sell real estate and personal property and do other things incidental to the operation of a sanitary landfill.
ARTICLE FIVE
Paragraph 1: The class, number of shares, the par value, if any, of each class which the corporation is authorized to issue, the number the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Par at	Number of shares	Number of shares	Total consideration
Class	Series	no par	authorized	to be issued	to be received therefor

Common		No Par	10,000	100	$1, 000.00

Total					$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: None
ARTICLE SIX
The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
ARTICLE SEVEN
The number of directors to be elected at the first meeting of the shareholders is two
ARTICLE EIGHT
Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be
$164,560.00
Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be
$164,560. 00
Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $200,000. 00
Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $200,000.00
     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Eight need not be stated. The basis for computation of franchise taxes payable by domestic corporations is set forth in Section 132 of the Business Corporation Act.

Signatures of incorporators:
/s/ David R. Bledsoe David R. Bledsoe	NOTE: If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.
As an incorporator, I declare that this document has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.
RETURN TO:
Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-7880
FORM BCA-47
ARTICLES OF INCORPORATION
The following fees are required to be paid at the time of issuing Certificate of Incorporation: Filing fee $75.00. Initial license fee of 50 per $1,000.00 or 1/20th of 1% of the amount of stated capital and paid in surplus the corporation proposes to issue without further report (Article Five); Initial franchise tax of 1/10th of 1% of the issued, as above noted. However, the minimum initial franchise tax is $25,00 and varies monthly on $25,000. or less, as follows: January, $37.50; February, $35.42; March, $33.33; April. $31.25; May, $29.17; June. $27.08; July, $25.00; August. $22.92; September, $20.83; October, $18.75; November, $16.67; December, $14.58; (See Sec. 133 BCA).
In excess of $25,000, the franchise tax per $1,000.00 is as follows: Jan., $1,50: Feb.,$1.4167; March, $1.3334; April, $1.25; May, $1.1667; June, $1.0834; July. $1.00: Aug., $.9167; Sept.. $.8334; Oct., $.75; Nov., $.6667; Dec., $.5834.
All shares issued in excess of the amount mentioned in article Five of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license Fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine of not to exceed $500.00.
The same fees are required for a subsequent issue of shares except the filing fee is $5.00 instead of $75.00.
FILED
FEB 17 1982
JIM EDGAR
Secretary of State